EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Teekay Corporation:

(1)	No. 333-42434 on Form S-8 pertaining to the Amended 1995 Stock Option Plan,

(2)	No. 333-119564 on Form S-8 pertaining to the Amended 1995 Stock Option Plan and the 2003 Equity Incentive Plan,

(3)	No. 33-97746 on Form F-3 and related Prospectus for the registration of 2,000,000 shares of common stock under its Dividend Reinvestment Plan,

(4)	No. 333-147683 on Form S-8 pertaining to the 2003 Equity Incentive Plan of Teekay,

(5)	No. 333-166523 on Form S-8 pertaining to the 2003 Equity Incentive Plan of Teekay; and

(6)	No. 333-187142 on Form S-8 pertaining to the 2013 Equity Incentive Plan of Teekay;

of our reports dated April 29, 2013, with respect to the consolidated financial statements as at December 31, 2012 and 2011 and for each of the years in the two year period ended December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 Annual Report on Form 20-F of Teekay Corporation.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

April 29, 2013